UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2014

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1703 Sawyer Road Corinth MS	38829
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 955-5321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 17, 2013, eOn Communications Corporation, a Delaware corporation (“eOn”), Inventergy, Inc., a Delaware corporation (“Inventergy”), and Inventergy Merger Sub, Inc., a wholly owned subsidiary of eOn (“Merger Sub”) entered into an agreement (the “Merger Agreement”) providing for the merger of Inventergy with and into Merger Sub (the “Merger”). A copy of the Merger Agreement was filed with the Securities and Exchange Commission as an exhibit to eOn’s Form 8-K filed on December 18, 2013.

On March 24, 2014, Inventergy announced in a press release that it had successfully raised $3 million in additional financing largely from its existing investor base through the issuance of $3 million in senior secured debt convertible into common stock (the “Inventergy New Notes”) and had restructured existing debt initially issued in May 2013 in the aggregate amount of $5 million by exchanging the existing notes for notes with substantially the same terms as the Inventergy New Notes (the “Inventergy Replacement Notes” and together with the Inventergy New Notes, the “Inventergy Notes”).

In conjunction with the issuance of the Inventergy Notes, the parties to the Merger Agreement agreed to an amendment to the Merger Agreement, as discussed below. In addition, eOn and the holders of its Series B Convertible Preferred Stock (the “Series B Shares”) agreed to provide for the exchange of the Series B Shares for an equal number of shares of a new series of convertible preferred stock upon the occurrence of certain events, as described below.

Amendment to Merger Agreement.

On March 24, 2014, eOn entered into an amendment (the “Amendment”) to the Merger Agreement. The Amendment provides for the following changes to the Merger Agreement:

1.	The Amendment modifies the range for eOn’s proposed reverse stock split from between one-for-three and one-for-five to between one-for-one and one half and one-for five;

2.	The Amendment provides for eOn convertible notes in the aggregate amount of $5 million to be registered on Form S-4 with the Securities and Exchange Commission (the “eOn Registered Notes”), to be issued upon the closing of the Merger in exchange for the Inventergy Replacement Notes;

3.	The Amendment provides for eOn convertible notes in the aggregate amount of $3 million (the “eOn New Notes” and together with the eOn Registered Notes, the “eOn Notes”) to be issued upon the closing of the Merger in exchange for the Inventergy New Notes;

4.	The Amendment provides that in lieu of eOn executing a guaranty of the Inventergy Notes, as contemplated by the Merger Agreement, each of eOn’s subsidiaries, including Inventergy, will execute a guaranty with respect to the eOn Notes; and

5.	The Amendment modifies the Certificate of Designations, Preferences and Rights of the Series A-1 and A-2 convertible preferred stock of eOn that will be issued upon the closing of the Merger to eliminate the automatic conversion provision and provide for the termination of certain preferences upon the occurrence of the closing of a $20 million underwritten offering and redemption in full of the eOn Notes (or cash deposit into a cash control amount equal to the amount of the outstanding eOn Notes plus interest) subject to certain conditions (a “Special Event”).

Exchange Agreement.

On March 24, 2014, eOn entered into an exchange agreement (the “Exchange Agreement”) with each of the holders (collectively, the “Holders”) of the Series B Shares. The Exchange Agreement provides for the issuance of shares of convertible preferred stock to be designated as Series B-1 Convertible Preferred Stock (the “Exchange Shares”) upon the occurrence of a Special Event, with each outstanding Series B Share being exchanged for an Exchange Share. The rights and preferences of the Series B Shares and the Exchange Shares are the same except that the certificate of designations for the Series B Shares provides for automatic conversion into shares of common stock upon the occurrence of a Special Event, and the certificate of designations for the Exchange Shares provides for termination of certain preferences upon the occurrence of a Special Event.

Definitive Agreements Attached as Exhibits.

A copy of the Amendment is attached hereto as Exhibit 2.1 and a copy of the Exchange Agreement is attached hereto as Exhibit 2.2. The foregoing description of the Amendment and the Exchange Agreement in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of these documents.

Registration Statement/Proxy Statement/Prospectus

eOn filed an initial Registration Statement on Form S-4 on February 7, 2014 (File No. 333-193837) that includes its proxy statement for its special meeting of eOn stockholders and a prospectus relating to the issuance of shares of eOn common stock and preferred stock pursuant to the Merger. eOn will amend and supplement this initial filing to include the eOn Registered Notes and to make such further amendments as eOn may determine to be necessary or desirable. Stockholders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Lee Bowling, Chief Financial Officer, eOn Communications Corporation, 1703 Sawyer Road Corinth, Mississippi 38829; telephone: (800) 955-5321, when filed with the SEC. All documents filed with the SEC are also available free of charge at the SEC’s website (www.sec.gov).

eOn and Inventergy and their respective directors and executive officers and affiliates may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Information regarding these persons and their interests in the Merger is and will be included in the proxy statement/prospectus relating to the merger as filed with the SEC. Information concerning eOn’s directors and executive officers is also set forth in its proxy statement and annual report on Form 10-K (including any amendments thereto), previously filed with the SEC.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

Certain statements contained in this Form 8K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to the anticipated consummation of the Merger and the expected effects of the transactions described above, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in eOn’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

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Risks that relate specifically to the proposed transactions that could cause actual results to differ materially from current expectations of management include, but are not limited to, the failure to obtain the required stockholder approvals or failure of any of the other conditions which would result in the transaction not being completed, customer and employee relationships and business operations may be disrupted by the transactions, and the ability to complete the transactions on the expected timeframe may be more difficult, time-consuming or costly than expected.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Item 9.01 Exhibits:

Exhibit Number	Description of Exhibit
2.1	First Amendment to Agreement of Merger and Plan of Reorganization by and among Inventergy, Inc., eOn Communications Corporation, and Inventergy Merger, Inc., dated March 24, 2014
2.2	Exchange Agreement by and among eOn Communications Corporation and each holder of eOn’s Series B Convertible Preferred Stock dated March 24, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2014

EON COMMUNICATIONS CORPORATION

By:	/s/ Stephen Swartz
Stephen Swartz
Principal Executive Officer
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Exhibit Index

Exhibit Number	Description of Exhibit
2.1	First Amendment to Agreement of Merger and Plan of Reorganization by and among Inventergy, Inc., eOn Communications Corporation, and Inventergy Merger, Inc., dated March 24, 2014
2.2	Exchange Agreement by and among eOn Communications Corporation and each holder of eOn’s Series B Convertible Preferred Stock dated March 24, 2014

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